Exhibit 9(g)

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 Sanders Road
                           Northbrook, Illinois 60062

MICHAEL J. VELOTTA                DIRECT DIAL: 847-402-2400
SENIOR VICE PRESIDENT,            FACSIMILE: 847-326-6742
SECRETARY AND GENERAL COUNSEL

                                 March 26, 2004



TO:        ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
           HAUPPAUGE, NEW YORK 11788

FROM:      MICHAEL J. VELOTTA
           VICE PRESIDENT, SECRETARY AND
           GENERAL COUNSEL

RE:        POST EFFECTIVE AMENDMENT NO. 8 TO
           FORM N-4 REGISTRATION STATEMENT
           UNDER THE SECURITIES ACT OF 1933 AND
           THE INVESTMENT COMPANY ACT OF 1940
           FILE NOS.  333-66710, 811-07467
           ALLSTATE ADVISOR PREFERRED VARIABLE ANNUITY
           ALLSTATE VARIABLE ANNUITY - L SHARE

With reference to the above-mentioned amended registration statement on Form N-4 ("Registration Statement") filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life of New York Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of March 26, 2004:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Director of Insurance of the State of New York.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.

Sincerely,

/s/ MICHAEL J. VELOTTA
------------------------------
Michael J. Velotta
Vice President, Secretary and General Counsel